Exhibit 99.1

Molson Coors Reports Lower Sales, Underlying After-Tax Income and EBITDA for the Third Quarter 2014

$1.20 billion of Underlying EBITDA and $766.1 million of Underlying Free Cash Flow Generated Year to Date through Third Quarter 2014

Third Quarter 2014 Highlights (1)

  Net sales: $1.17 billion, decreased 0.3% on a reported and a constant currency basis
  Net sales per HL: $134.44, increased 2.9%, driven by favorable pricing and sales mix
  U.S. GAAP net loss from continuing operations attributable to MCBC: $35.7 million ($0.20 per diluted share), driven by the impairment of intangible brand assets in Europe
  Underlying after-tax income: $271.5 million ($1.46 per diluted share), decreased 2.7%
  Underlying EBITDA (earnings before interest, taxes, depreciation and amortization): $469.2 million, decreased 2.5%
  Worldwide beer volume: 16.4 million hectoliters, decreased 3.4%

DENVER & MONTREAL--(BUSINESS WIRE)--November 6, 2014--Molson Coors Brewing Company (NYSE: TAP; TSX: TPX) today reported a 2.7 percent decrease in underlying after-tax income for the third quarter 2014, driven by lower volume, increased brand investments, unfavorable foreign exchange, and a higher underlying effective tax rate this year. These factors were partially offset by positive pricing and sales mix, cost reductions, and lower underlying interest expense versus a year ago. On a U.S. GAAP basis, the company reported a $35.7 million net loss primarily due to the impairment of two brands in Europe.

Molson Coors president and chief executive officer Peter Swinburn said, “In the third quarter, our underlying after-tax income decreased 2.7 percent and underlying EBITDA declined 2.5 percent. While we continued to expand gross margins and generate substantial cash, the underlying results were impacted by negative foreign currency movements, increased marketing spending, and the loss of the Modelo business in Canada, partially offset by the release of a reserve following the favorable resolution of a regulatory matter in Europe, all of which accounted for a combined $22 million negative pretax impact in the quarter. Our results also reflected weak consumer demand in the U.S., Europe and Canada."

Swinburn added, “Despite the headwinds in the quarter, we continued to strengthen our brand portfolio, deliver value-added innovation, grow our share of above premium, implement common processes, and focus on Profit After Capital Charge as the key driver for our cash and capital allocation strategy. However on a US GAAP basis, we reported a pretax loss due to a $360 million impairment of Jelen and Ozujsko, two of our brands in Europe. The largest markets for these brands are Serbia, Bosnia and Croatia, where two primary factors drove the impairments: weak consumer demand, which we expect to be exacerbated by the long-term impact of the severe flooding in May, and the growth of the low-price value segment."

Underlying EBITDA and Free Cash Flow

Underlying EBITDA was $469.2 million in the third quarter, a 2.5 percent decrease from a year ago. Year to date underlying EBITDA increased 4.2 percent from a year ago to $1.20 billion this year.

Underlying free cash flow through the first three quarters of 2014 was $766.1 million, an increase of $19.3 million from the prior year, driven by higher net cash distributions from MillerCoors, as well as lower cash paid for pension contributions, capital expenditures and interest versus last year, which were partially offset by lower working capital benefits this year.

Worldwide Volume

Worldwide beer volume of 16.4 million hectoliters, decreased 3.4 percent.

Foreign Exchange

The Company’s third quarter underlying consolidated pretax income includes the effect of foreign currency movements that were approximately $2 million positive in Europe, $5 million negative in Canada, and $3 million negative in Corporate.

Effective Income Tax Rates

The Company’s third quarter effective income tax rate was negative 2 percent on a reported basis and positive 18 percent on an underlying basis, with the difference driven by special and other non-core items. On a U.S. GAAP basis, the pretax loss, driven by the intangible brand asset impairments, was the primary driver of the negative effective tax rate. On an underlying basis, our effective tax rate was approximately 2 percentage points higher than prior year primarily due to changes in the geographic mix of income.

Debt

Total debt at the end of the third quarter was $3.45 billion, and cash and cash equivalents totaled $722.1 million, resulting in net debt of $2.73 billion, which is $753 million lower than the prior year.

Third Quarter Business Segment Results

The following are the Company’s third quarter 2014 results by business segment:

United States Business (MillerCoors)(2)

Molson Coors underlying U.S. segment equity income increased 2.8 percent to $159 million in the quarter.

MillerCoors Operating and Financial Highlights

MillerCoors underlying net income for the quarter increased 3.5 percent to $376.7 million, driven by positive pricing, sales mix and cost savings.

MillerCoors domestic sales-to-retailers volume (STRs) declined 3.7 percent for the quarter. Domestic sales-to-wholesalers volume (STWs) decreased 1.7 percent. Domestic net revenue per hectoliter, which excludes contract brewing and company-owned-distributor sales, grew 2.5 percent due to favorable net pricing and positive sales mix. Total company net revenue per hectoliter, including contract brewing and company-owned-distributor sales, increased 2.6 percent. Contract brewing volumes decreased 1.0 percent.

Cost of goods sold (COGS) per hectoliter increased 2.0 percent, driven primarily by commodity and brewery inflation and higher costs associated with brand innovation, partially offset by supply chain cost savings. Marketing, general and administrative (MG&A) expense increased 0.5 percent, driven primarily by higher expenses relating to the Business Transformation initiative, partially offset by lower employee-related expenses.

Depreciation and amortization expenses for MillerCoors in the third quarter were $76.6 million, and additions to tangible and intangible assets totaled $85.0 million.

Canada Business

Canada underlying pretax income decreased 8.9 percent to $132.6 million in the quarter and decreased 5.7 percent on a constant-currency basis. More than two-thirds of the constant-currency decline was driven by cycling the $5.7 million benefit of 2013 equity earnings and administrative cost recoveries related to the Modelo joint venture, which was terminated at the end of February 2014. Higher marketing spending this year, lower volume, and cycling unusually low incentive compensation expense a year ago also contributed to the decline. A decrease in the Canadian dollar versus the U.S. dollar resulted in an approximate $5 million negative foreign currency impact on underlying pretax income in the quarter. These negative factors were partially offset by substantial cost savings in the third quarter this year.

STRs decreased 5.9 percent on a reported basis in the third quarter, primarily due to our termination of the Modelo joint venture earlier this year, along with lower industry volume and competitive promotional activity across Canada. Our market share(3) declined approximately one-half point. Molson Coors Canada sales volume(3) decreased 2.2 percent in the third quarter. Net sales per hectoliter increased 3.1 percent in local currency, driven by positive net pricing and mix.

COGS per hectoliter increased 1.3 percent in local currency, driven by fixed-cost deleverage, the loss of the Modelo brands this year, and brewing and material inflation, partially offset by cost savings. MG&A expense increased 15.1 percent in local currency, due to a planned increase in marketing spending and higher incentive compensation expense this year.

Europe Business

Europe underlying pretax income increased 4.4 percent to $101.4 million in the quarter and increased 2.3 percent on a constant currency basis. The increase was driven by cost savings and the release of a reserve following the favorable resolution of a regulatory matter, along with a benefit of approximately $2 million from favorable foreign currency movements.

Europe sales volume decreased 4.6 percent, as the region continued to be negatively impacted by the aftermath of severe flooding in parts of Serbia, Bosnia and Croatia earlier this year, as well as weakened consumer demand driven by a challenged regional economy and unfavorable weather in the quarter. Europe net sales per hectoliter increased 2.5 percent in local currency driven by positive geographic mix, primarily related to a higher proportion of net sales in the U.K.

COGS per hectoliter increased 3.4 percent in local currency driven by a mix shift into higher cost products and geographies.

MG&A expense decreased 10.7 percent in local currency, due to cost savings and the release of a reserve following the favorable resolution of a regulatory matter in the quarter.

International Business

The International segment posted an underlying pretax loss of $2.7 million in the third quarter, versus a loss of $2.1 million a year ago, due to higher marketing investments, which drove strong double-digit top-line growth.

Total International sales volume, including royalty volume, increased 22.9 percent, primarily due to strong Coors Light growth in Latin America, significant growth in India and the addition of the Australia market. Net sales per hectoliter decreased 7.2 percent, driven by geographic mix and foreign currency movements.

COGS per hectoliter decreased 5.6 percent, due to sales mix changes and foreign currency movements. International MG&A expense increased 14.9 percent, driven by higher marketing investments and project expenses.

Corporate

Underlying Corporate pretax loss totaled $58.7 million for the third quarter, a $0.9 million improvement versus the prior year driven by lower underlying interest expense and information technology project costs, partially offset by unfavorable foreign currency movements.

Change in Interim Period Accounting for Advertising Expenses

Effective the first quarter of 2014, we changed our policy for recognizing advertising expenses during interim periods and have applied this change retrospectively. The change in interim accounting affects the timing of advertising expenses over interim periods but has no impact on full year results. We have provided the impact to fiscal year 2013 quarterly results on our investor relations website.

Special and Other Non-Core Items

The following special and other non-core items have been excluded from underlying pretax earnings.

During the quarter, Molson Coors recognized a net special charge of $367.6 million. This pretax charge was driven by a $360.0 million impairment of indefinite-lived intangible brand assets (Jelen and Ozujsko) in Europe and an $8.9 million impairment of our definite-lived intangible asset associated with our license agreement with Miller in Canada. We also incurred $2.2 million of restructuring costs and recognized $3.5 million of income associated with insurance proceeds resulting from the flooding in the Balkan region that occurred in the second quarter of 2014.

MillerCoors reported $0.2 million in special charges for restructuring. Our portion of these charges is $0.1 million at our 42 percent economic ownership share.

Other non-core items resulted in $2.9 million of pretax income, which was driven by unrealized mark-to-market net gains on commodity hedges.

2014 Third Quarter Conference Call

Molson Coors Brewing Company will conduct an earnings conference call with financial analysts and investors at 11:00 a.m. Eastern Time today to discuss the Company’s 2014 third quarter results. The Company will provide a live webcast of the earnings call.

The Company will also host an online, real-time webcast of an Investor Relations Follow-up Session with financial analysts and institutional investors at 1:00 p.m. Eastern Time. Both webcasts will be accessible via the Company’s website, www.molsoncoors.com. Online replays of the webcasts will be available until 11:59 p.m. Eastern Time on February 9, 2015. The Company will post this release and related financial statements on its website today.

Footnotes:

(1) The Company calculates non-GAAP underlying after-tax income, underlying EBITDA, underlying free cash flow and constant currency results by excluding special and other non-core items from the nearest U.S. GAAP performance measure, which is net income from continuing operations attributable to MCBC for both underlying after-tax income and underlying EBITDA and net cash provided by operating activities for underlying free cash flow. For further details regarding these adjustments, please see the section “Special and Other Non-Core Items,” along with tables for reconciliations to the nearest U.S. GAAP measures. Unless otherwise indicated, all $ amounts are in U.S. Dollars and all quarterly comparative results are for the Company’s fiscal third quarter and first three quarters ended September 30, 2014, compared to the fiscal third quarter and first three quarters ended September 28, 2013. Additionally, all per-hectoliter calculations exclude contract brewing and non-owned factored beverage volume in the denominator but include the financial impact of these sales in the numerator, unless otherwise indicated.

(2) MillerCoors, a U.S. joint venture of Molson Coors Brewing Company and SABMiller plc, was launched on July 1, 2008. Molson Coors has a 42 percent economic interest in MillerCoors, which is accounted for using the equity method. Molson Coors’ interest in MillerCoors results, along with certain adjustments under U.S. GAAP, is reflected in “Equity Income in MillerCoors.” This release includes reconciliation from MillerCoors Net Income to Molson Coors Brewing Company Equity Income in MillerCoors and Non-GAAP U.S. Segment Underlying Pretax Income (see Table 6).

(3) Excludes the Modelo brands from our Canada STR results in third quarter 2013 and 2014. The Company terminated on February 28, 2014, its joint venture that sold the Modelo brands in Canada, and control of the brands reverted to Anheuser-Busch InBev.

Overview of Molson Coors

Molson Coors Brewing Company is one of the world’s largest brewers. The Company’s operating segments include Canada, the United States, Europe, and Molson Coors International (MCI). The Company has a diverse portfolio of owned and partner brands, including signature brands Carling, Coors Banquet, Coors Light, Molson Canadian and Staropramen. Molson Coors is listed on the 2014/2015 Dow Jones Sustainability World Index (W1SGITRD), the most recognized global benchmark of sustainability among global corporations. For more information on Molson Coors Brewing Company, visit the company’s website, www.molsoncoors.com.

About Molson Coors Canada Inc.

Molson Coors Canada Inc. (MCCI) is a subsidiary of Molson Coors Brewing Company. MCCI Class A and Class B exchangeable shares offer substantially the same economic and voting rights as the respective classes of common shares of MCBC, as described in MCBC’s annual proxy statement and Form 10-K filings with the U.S. Securities and Exchange Commission. The trustee holder of the special Class A voting stock and the special Class B voting stock has the right to cast a number of votes equal to the number of then outstanding Class A exchangeable shares and Class B exchangeable shares, respectively.

Forward-Looking Statements

This press release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” "expect,” "intend,” "anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, impact of competitive pricing and product pressures; health of the beer industry and our brands in our markets; economic conditions in our markets; pension plan costs; availability or increase in the cost of packaging materials; our ability to maintain manufacturer/distribution agreements; our ability to implement our strategic initiatives, including executing and realizing cost savings; our ability to successfully integrate our Central Europe business; changes in legal and regulatory requirements, including the regulation of distribution systems; increase in the cost of commodities used in the business; our ability to maintain brand image, reputation and product quality; our ability to maintain good labor relations; changes in our supply chain system; additional impairment charges; the impact of climate change and the availability and quality of water; risks relating to operations outside North America; success of our joint ventures; lack of full-control over the operations of MillerCoors; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year-ended December 31, 2013, which are available from the SEC. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Measures

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America ("U.S. GAAP"), we also present pretax and after-tax "underlying income," "underlying effective tax rate," "underlying free cash flow," and "constant currency," which are non-GAAP measures and should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP. We also present underlying earnings before interest, taxes, depreciation, and amortization ("underlying EBITDA") as a non-GAAP measure. Our management uses underlying income, underlying EBITDA, underlying effective tax rate, underlying free cash flow and constant currency as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that underlying income, underlying EBITDA, underlying effective tax rate, underlying free cash flow and constant currency performance are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. These adjustments consist of special items from our U.S. GAAP financial statements as well as other non-core items, such as acquisition and integration related costs, unrealized mark-to-market gains and losses, and gains and losses on sales of non-operating assets, included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Reconciliations to Nearest U.S. GAAP Measure Molson Coors Brewing Company and Subsidiaries Table 1: Underlying After-Tax Income ($ In millions, except per share data) (Unaudited)

	Three Months Ended
	September 30, 2014	September 28, 2013(1)
U.S. GAAP: Net income attributable to MCBC from continuing operations	$(35.7)	$133.4
Per diluted share	$(0.20)	$0.72
Add/(less):
Special items, net	367.6	163.0
42% of MillerCoors special items, net of tax(2)	0.1	6.3
Acquisition and integration related costs(3)	—	4.4
Unrealized mark-to-market (gains) and losses(4)	(2.9)	(10.6)
Tax effects on non-GAAP items	(57.6)	(17.4)
Non-GAAP: Underlying after-tax income	$271.5	$279.1
Per diluted share	$1.46	$1.51
(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.
(2)	Included in equity income in MillerCoors.
(3)	Included in marketing, general and administrative expenses.
(4)	In Q3 2014, $2.9 million gain included in cost of goods sold. In Q3 2013, $9.6 million loss included in other income (expense), net, $0.9 million loss included in cost of goods sold, and $21.1 million gain included in interest expense, net.

Molson Coors Brewing Company and Subsidiaries Table 2: Underlying Pretax Income (Loss) ($ In millions) (Unaudited)

	Business					Total
	Canada	U.S.	Europe	MCI	Corporate	Consolidated
U.S. GAAP: 2014 3rd Q income (loss) from continuing operations before income taxes	$121.5	$158.9	$(255.1)	$(2.7)	$(55.8)	$(33.2)
Add/(less):
Special items, net	11.1	—	356.5	—	—	367.6
42% of MillerCoors special items, net of tax(1)	—	0.1	—	—	—	0.1
Unrealized mark-to-market (gains) and losses(2)	—	—	—	—	(2.9)	(2.9)
Non-GAAP: 2014 3rd Q underlying pretax income (loss)	$132.6	$159.0	$101.4	$(2.7)	$(58.7)	$331.6
Percent change 2014 3rd Q vs. 2013 3rd Q underlying pretax income (loss)	(8.9)%	2.8%	4.4%	(28.6)%	1.5%	(1.2)%
U.S. GAAP: 2013 3rd Q income (loss) from continuing operations before income taxes(3)	$143.6	$148.3	$(67.4)	$(2.4)	$(49.7)	$172.4
Add/(less):
Special items, net	1.9	—	160.8	0.3	—	163.0
42% of MillerCoors special items, net of tax(1)	—	6.3	—	—	—	6.3
Unrealized mark-to-market (gains) and losses(2)	—	—	—	—	(10.6)	(10.6)
Acquisition and integration related costs(4)	—	—	3.7	—	0.7	4.4
Non-GAAP: 2013 3rd Q underlying pretax income (loss)	$145.5	$154.6	$97.1	$(2.1)	$(59.6)	$335.5
(1)	Included in equity income in MillerCoors.
(2)	In Q3 2014, $2.9 million gain included in cost of goods sold. In Q3 2013, $9.6 million loss included in other income (expense), net, $0.9 million loss included in cost of goods sold, and $21.1 million gain included in interest expense, net.
(3)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.
(4)	Included in marketing, general and administrative expenses.

Molson Coors Brewing Company and Subsidiaries Table 3: Underlying EBITDA ($ In millions) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2014	September 28, 2013(1)	% change	September 30, 2014	September 28, 2013(1)	% change
U.S. GAAP: Net income (loss) attributable to MCBC from continuing operations	$(35.7)	$133.4	(126.8)%	$420.3	$428.4	(1.9)%
Add: Net income (loss) attributable to noncontrolling interests	1.8	1.8	—%	3.5	4.8	(27.1)%
U.S. GAAP: Net income (loss) from continuing operations	$(33.9)	$135.2	(125.1)%	$423.8	$433.2	(2.2)%
Add: Interest expense (income), net	31.3	17.8	75.8%	102.9	133.9	(23.2)%
Add: Income tax expense (benefit)	0.7	37.2	(98.1)%	41.9	69.2	(39.5)%
Add: Depreciation and amortization	74.6	77.2	(3.4)%	233.0	238.1	(2.1)%
Adjustments included in underlying income(2)	364.7	156.8	132.6%	302.6	186.0	62.7%
Adjustments to arrive at underlying EBITDA(3)	—	21.1	(100.0)%	(4.9)	(5.9)	(16.9)%
Adjustments to arrive at underlying EBITDA related to our investment in MillerCoors(4)	31.8	36.0	(11.7)%	97.3	93.4	4.2%
Non-GAAP: Underlying EBITDA	$469.2	$481.3	(2.5)%	$1,196.6	$1,147.9	4.2%

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.
(2)	Includes adjustments to non-GAAP underlying income within the table above related to special and non-core items.
(3)	Represents adjustments to remove amounts related to interest, depreciation and amortization included in the adjustments to non-GAAP underlying income above, as these items are added back adjustments to net income attributable to MCBC from continuing operations.
(4)	Adjustments to our equity income from MillerCoors, which include our proportionate share of MillerCoors' interest, income tax, depreciation and amortization, specials, and amortization of the difference between the MCBC contributed cost basis and proportionate share of the underlying equity in net assets of MillerCoors.

Molson Coors Brewing Company and Subsidiaries Table 4: Underlying Free Cash Flow ($ In millions) (Unaudited)

		Nine Months Ended
		September 30, 2014	September 28, 2013
U.S. GAAP:	Net Cash Provided by Operating Activities	$1,058.4	$1,030.0
Less:	Additions to properties(1)	(195.8)	(218.2)
Less:	Investment in MillerCoors(1)	(1,100.4)	(924.0)
Add:	Return of capital from MillerCoors(1)	1,053.9	822.4
Add/(Less):	Cash impact of special items(2)	(55.4)	27.0
Add:	Costs related to the Acquisition(3)	—	9.6
Add:	MillerCoors investments in businesses(4)	1.3	—
Add:	MillerCoors cash impact of special items(4)	4.1	—
Non-GAAP:	Underlying Free Cash Flow	$766.1	$746.8

(1)	Included in net cash used in investing activities.
(2)	Included in net cash provided by operating activities and primarily reflects cash received for the early termination of MMI, as well as costs paid for restructuring activities.
(3)	Included in net cash provided by operating activities and reflects acquisition and integration costs paid.
(4)	Amounts represent our proportionate 42% share of the cash flow impacts.

MillerCoors LLC Table 5: Underlying Net Income Attributable to MillerCoors ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
U.S. GAAP: Net income attributable to MillerCoors	$376.5	$348.8	$1,112.9	$1,033.4
Add: Special items, net of tax	0.2	15.0	1.4	15.0
Non-GAAP: Underlying net income attributable to MillerCoors	$376.7	$363.8	$1,114.3	$1,048.4

Molson Coors Brewing Company and Subsidiaries Table 6: Underlying Equity Income in MillerCoors ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 28, 2013	September 30, 2014	September 28, 2013
U.S. GAAP: Net Income Attributable to MillerCoors	$376.5	$348.8	$1,112.9	$1,033.4
Multiply: MCBC economic interest	42%	42%	42%	42%
MCBC proportionate share of MillerCoors net income	$158.1	$146.5	$467.4	$434.0
Add: Amortization of the difference between MCBC contributed cost basis and proportionate share of the underlying equity in net assets of MillerCoors(1)	1.2	1.2	3.5	3.4
Add: Share-based compensation adjustment(2)	(0.4)	0.6	0.9	0.9
U.S. GAAP: Equity Income in MillerCoors	$158.9	$148.3	$471.8	$438.3
Add: MCBC proportionate share of MillerCoors special items, net of tax	0.1	6.3	0.6	6.3
Non-GAAP: Underlying Equity Income in MillerCoors	$159.0	$154.6	$472.4	$444.6

(1)	Our net investment in MillerCoors is based on the carrying values of the net assets contributed to the joint venture, which is less than our proportionate share of underlying equity (42%) of MillerCoors (contributed by both Coors Brewing Company and Miller Brewing Company) by $662.7 million as of September 30, 2014. This basis difference, with the exception of certain non-amortizing items (goodwill, land, etc.), is being amortized as additional equity income over the remaining useful lives of the contributed long-lived amortizing assets.
(2)	The net adjustment is to eliminate all share-based compensation impacts related to pre-existing SABMiller plc equity awards held by former Miller Brewing Company employees employed by MillerCoors.

Molson Coors Brewing Company and Subsidiaries

Table 7: Constant Currency Results: Constant Currency Reporting Net Sales, U.S. GAAP Pretax Income and Underlying Pretax Income

U.S. GAAP: Net Sales (In millions)

	Three Months Ended
	September 30, 2014	September 28, 2013	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
Canada	$507.2	$526.7	(3.7)%	$(23.3)	0.7%
Europe	618.7	607.9	1.8%	24.2	(2.2)%
MCI	43.4	37.7	15.1%	(0.9)	17.5%
Corporate	0.2	0.3	(33.3)%	—	(33.3)%
Eliminations(1)	(1.5)	(1.4)	(7.1)%	—	(7.1)%
Molson Coors Consolidated Total	$1,168.0	$1,171.2	(0.3)%	$—	(0.3)%

(1)	Reflects intercompany sales from Europe to MCI, and the offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

U.S. GAAP: Pretax Income (In millions)

	Three Months Ended
	September 30, 2014	September 28, 2013(1)	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$158.9	$148.3	7.1%	$—	7.1%
Canada	121.5	143.6	(15.4)%	(3.9)	(12.7)%
Europe	(255.1)	(67.4)	(278.5)%	2.6	(282.3)%
MCI	(2.7)	(2.4)	(12.5)%	(0.3)	—%
Corporate	(55.8)	(49.7)	(12.3)%	(3.5)	(5.2)%
Molson Coors Consolidated Total	$(33.2)	$172.4	(119.3)%	$(5.1)	(116.3)%

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

Non-GAAP: Underlying Pretax Income (In millions)

	Three Months Ended
	September 30, 2014	September 28, 2013(1)	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$159.0	$154.6	2.8%	$—	2.8%
Canada	132.6	145.5	(8.9)%	(4.6)	(5.7)%
Europe	101.4	97.1	4.4%	2.1	2.3%
MCI	(2.7)	(2.1)	(28.6)%	(0.3)	(14.3)%
Corporate	(58.7)	(59.6)	1.5%	(3.5)	7.4%
Molson Coors Consolidated Total	$331.6	$335.5	(1.2)%	$(6.3)	0.7%

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

U.S. GAAP: Net Sales (In millions)

	Nine Months Ended
	September 30, 2014	September 28, 2013	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
Canada	$1,370.8	$1,480.5	(7.4)%	$(90.3)	(1.3)%
Europe	1,685.7	1,600.5	5.3%	83.3	0.1%
MCI	119.3	99.4	20.0%	(2.9)	22.9%
Corporate	0.9	0.9	—%	—	—%
Eliminations(1)	(4.2)	(3.6)	(16.7)%	—	(16.7)%
Molson Coors Consolidated Total	$3,172.5	$3,177.7	(0.2)%	$(9.9)	0.1%

(1)	Reflects intercompany sales from Europe to MCI, and the offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

U.S. GAAP: Pretax Income (In millions)

	Nine Months Ended
	September 30, 2014	September 28, 2013(1)	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$471.8	$438.3	7.6%	$—	7.6%
Canada	330.6	300.6	10.0%	(18.1)	16.0%
Europe	(143.6)	3.2	N/M	10.6	N/M
MCI	(9.4)	(11.6)	19.0%	(0.1)	19.8%
Corporate	(183.7)	(228.1)	19.5%	(2.7)	20.6%
Molson Coors Consolidated Total	$465.7	$502.4	(7.3)%	$(10.3)	(5.3)%

N/M = Not meaningful

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

Non-GAAP: Underlying Pretax Income (In millions)

	Nine Months Ended
	September 30, 2014	September 28, 2013(1)	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$472.4	$444.6	6.3%	$—	6.3%
Canada	288.8	304.1	(5.0)%	(13.3)	(0.7)%
Europe	204.4	168.4	21.4%	9.8	15.6%
MCI	(9.4)	(10.4)	9.6%	(0.1)	10.6%
Corporate	(187.3)	(212.0)	11.7%	(3.1)	13.1%
Molson Coors Consolidated Total	$768.9	$694.7	10.7%	$(6.7)	11.6%

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

Constant currency is a non-GAAP measure utilized by Molson Coors management to measure performance, excluding the impact of foreign currency movements. As we operate in various foreign countries where the local currency may strengthen or weaken significantly versus the U.S. dollar or other currencies used in operations, we utilize a constant currency measure as an additional metric to evaluate the underlying performance of each business without consideration of foreign currency movements. This information is non-GAAP and should be viewed as a supplement to (not a substitute for) our reported results of operations under U.S. GAAP. We calculate the impact of foreign exchange on net sales, pretax income and non-GAAP underlying pretax income using the following steps:

1.	Multiply our current period local currency operating results (that also include the impact of the comparable prior-period currency hedging activities) by the weighted average foreign exchange rates used to translate the financial statements in the comparable prior year period. The result is the current-period operating results in U.S. dollars, as if foreign exchange rates had not changed from the prior-year period.
2.	Subtract the result in #1 from the unadjusted current-period reported operating result in U.S. dollars (U.S. GAAP measure). This difference reflects the impact of foreign currency translational gains/losses included in the current-period results.
3.	Determine the amount of actual non-operating foreign currency gains/losses realized as a result of hedging activities and activities transacted in a currency other than the functional currency of each legal entity.
4.	Add the results of steps 2 and 3 above. This sum equals the total impact of foreign currency translational gains/losses and realized gains/losses from foreign currency transactions. This is the value shown in the “Foreign Exchange $ Impact” column within the table above.

Worldwide Beer Volume

Molson Coors Brewing Company and Subsidiaries Table 8: Worldwide Beer Volume (In millions of hectoliters) (Unaudited)

	Three Months Ended
	September 30, 2014	September 28, 2013	% Change
Financial Volume	8.688	8.961	(3.0)%
Royalty Volume	0.427	0.361	18.3%
Owned Volume	9.115	9.322	(2.2)%
Proportionate Share of Equity Investment Sales to Retail(1)	7.320	7.685	(4.7)%
Total Worldwide Beer Volume	16.435	17.007	(3.4)%

(1)	Reflects the addition of Molson Coors Brewing Company's proportionate share of equity method investments (MillerCoors and Modelo Molson) sales to retail for the periods presented.

U.S. GAAP Measures Molson Coors Brewing Company and Subsidiaries Table 9: Condensed Consolidated Statements of Operations ($ In millions, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 28, 2013(1)	September 30, 2014	September 28, 2013(1)
Volume in hectoliters	8.688	8.961	23.327	23.462
Sales	$1,650.0	$1,665.4	$4,514.2	$4,509.9
Excise taxes	(482.0)	(494.2)	(1,341.7)	(1,332.2)
Net sales	1,168.0	1,171.2	3,172.5	3,177.7
Cost of goods sold	(666.6)	(670.0)	(1,873.1)	(1,901.2)
Gross profit	501.4	501.2	1,299.4	1,276.5
Marketing, general and administrative expenses	(289.6)	(290.8)	(881.3)	(904.2)
Special items, net	(367.6)	(163.0)	(317.8)	(165.8)
Equity income in MillerCoors	158.9	148.3	471.8	438.3
Operating income (loss)	3.1	195.7	572.1	644.8
Interest income (expense), net	(31.3)	(17.8)	(102.9)	(133.9)
Other income (expense), net	(5.0)	(5.5)	(3.5)	(8.5)
Income (loss) from continuing operations before income taxes	(33.2)	172.4	465.7	502.4
Income tax expense	(0.7)	(37.2)	(41.9)	(69.2)
Net Income (loss) from continuing operations	(33.9)	135.2	423.8	433.2
Income (loss) from discontinued operations, net of tax	1.3	0.9	(0.4)	1.7
Net income (loss) including noncontrolling interests	(32.6)	136.1	423.4	434.9
Net (income) loss attributable to noncontrolling interests	(1.8)	(1.8)	(3.5)	(4.8)
Net income (loss) attributable to MCBC	$(34.4)	$134.3	$419.9	$430.1

Basic net income (loss) attributable to MCBC per share:
From continuing operations	$(0.20)	$0.73	$2.27	$2.34
From discontinued operations	0.01	0.01	—	0.01
Basic net income per share	$(0.19)	$0.74	$2.27	$2.35

Diluted net income (loss) attributable to MCBC per share:
From continuing operations	$(0.20)	$0.72	$2.26	$2.33
From discontinued operations	0.01	0.01	—	0.01
Diluted net income per share	$(0.19)	$0.73	$2.26	$2.34

Weighted average shares - basic	185.1	183.5	184.7	182.7
Weighted average shares - diluted	185.1	184.6	185.9	183.9

Dividends per share	$0.37	$0.32	$1.11	$0.96

Amounts attributable to MCBC
Net income (loss) from continuing operations, net of tax	$(35.7)	$133.4	$420.3	$428.4
Income (loss) from discontinued operations, net of tax	1.3	0.9	(0.4)	1.7
Net income (loss) attributable to MCBC	$(34.4)	$134.3	$419.9	$430.1

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

Molson Coors Brewing Company and Subsidiaries Table 10: Canada Segment Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 28, 2013(1)	September 30, 2014	September 28, 2013(1)
Volume in hectoliters	2.262	2.314	6.128	6.317
Sales	$668.8	$702.8	$1,801.5	$1,960.6
Excise taxes	(161.6)	(176.1)	(430.7)	(480.1)
Net sales	507.2	526.7	1,370.8	1,480.5
Cost of goods sold	(266.9)	(282.3)	(768.8)	(839.8)
Gross profit	240.3	244.4	602.0	640.7
Marketing, general and administrative expenses	(108.9)	(99.1)	(316.8)	(336.6)
Special items, net	(11.1)	(1.9)	41.8	(4.7)
Operating income (loss)	120.3	143.4	327.0	299.4
Other income (expense), net	1.2	0.2	3.6	1.2
Income (loss) from continuing operations before income taxes	$121.5	$143.6	$330.6	$300.6

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

Molson Coors Brewing Company and Subsidiaries Table 11: Europe Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 28, 2013(1)	September 30, 2014	September 28, 2013(1)
Volume in hectoliters(2)	6.077	6.367	16.223	16.373
Sales(2)	$932.3	$918.9	$2,574.5	$2,433.6
Excise taxes	(313.6)	(311.0)	(888.8)	(833.1)
Net sales(2)	618.7	607.9	1,685.7	1,600.5
Cost of goods sold	(377.6)	(366.1)	(1,037.1)	(1,001.9)
Gross profit	241.1	241.8	648.6	598.6
Marketing, general and administrative expenses	(139.2)	(150.6)	(435.0)	(436.8)
Special items, net	(356.5)	(160.8)	(359.3)	(159.6)
Operating income (loss)	(254.6)	(69.6)	(145.7)	2.2
Interest income, net	1.1	1.2	3.4	3.6
Other income (expense), net	(1.6)	1.0	(1.3)	(2.6)
Income (loss) from continuing operations before income taxes	$(255.1)	$(67.4)	$(143.6)	$3.2

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.
(2)	Gross segment sales include intercompany sales to MCI consisting of $1.5 million of net sales and 0.017 million hectoliters and $4.2 million of net sales and 0.046 million hectoliters for the three and nine months ended September 30, 2014, respectively. Gross segment sales include intercompany sales to MCI consisting of $1.4 million of net sales and 0.015 million hectoliters and $3.6 million of net sales and 0.052 million hectoliters for the three and nine months ended September 28, 2013, respectively. The offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries Table 12: Molson Coors International Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 28, 2013(1)	September 30, 2014	September 28, 2013(1)
Volume in hectoliters	0.366	0.295	1.022	0.824
Sales	$50.2	$44.8	$141.5	$118.4
Excise taxes	(6.8)	(7.1)	(22.2)	(19.0)
Net sales	43.4	37.7	119.3	99.4
Cost of goods sold(2)	(26.0)	(22.2)	(74.2)	(61.4)
Gross profit	17.4	15.5	45.1	38.0
Marketing, general and administrative expenses	(20.1)	(17.5)	(54.5)	(48.4)
Special items, net	—	(0.3)	—	(1.2)
Operating income (loss)	(2.7)	(2.3)	(9.4)	(11.6)
Other income (expense), net	—	(0.1)	—	—
Income (loss) from continuing operations before income taxes	$(2.7)	$(2.4)	$(9.4)	$(11.6)

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.
(2)	Reflects gross segment amounts, and includes intercompany cost of goods sold from Europe of $1.5 million and $4.2 million for the three and nine months ended September 30, 2014, respectively, and $1.4 million and $3.6 million for the three and nine months ended September 28, 2013, respectively. The offset is included within Europe net sales. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries Table 13: Corporate Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 28, 2013	September 30, 2014	September 28, 2013
Volume in hectoliters	—	—	—	—
Sales	$0.2	$0.3	$0.9	$0.9
Excise taxes	—	—	—	—
Net sales	0.2	0.3	0.9	0.9
Cost of goods sold	2.4	(0.8)	2.8	(1.7)
Gross profit	2.6	(0.5)	3.7	(0.8)
Marketing, general and administrative expenses	(21.4)	(23.6)	(75.0)	(82.4)
Special items, net	—	—	(0.3)	(0.3)
Operating income (loss)	(18.8)	(24.1)	(71.6)	(83.5)
Interest expense, net	(32.4)	(19.0)	(106.3)	(137.5)
Other income (expense), net	(4.6)	(6.6)	(5.8)	(7.1)
Income (loss) from continuing operations before income taxes	$(55.8)	$(49.7)	$(183.7)	$(228.1)

MillerCoors LLC (1) Table 14: Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Volume in hectoliters(2)	19.327	19.650	56.142	57.194
Sales	$2,374.3	$2,360.6	$6,951.3	$6,901.7
Excise taxes	(304.8)	(309.6)	(884.7)	(903.4)
Net sales	2,069.5	2,051.0	6,066.6	5,998.3
Cost of goods sold	(1,237.7)	(1,234.0)	(3,614.2)	(3,592.8)
Gross profit	831.8	817.0	2,452.4	2,405.5
Marketing, general and administrative expenses	(449.7)	(447.5)	(1,321.8)	(1,343.6)
Special items, net	(0.2)	(15.0)	(1.4)	(15.0)
Operating income	381.9	354.5	1,129.2	1,046.9
Interest income (expense), net	(0.4)	(0.5)	(1.0)	(1.4)
Other income (expense), net	1.1	0.3	4.3	1.6
Income before income taxes	382.6	354.3	1,132.5	1,047.1
Income tax expense	(1.3)	(1.4)	(4.6)	(3.1)
Net income	381.3	352.9	1,127.9	1,044.0
Less: Net income attributable to noncontrolling interests	(4.8)	(4.1)	(15.0)	(10.6)
Net income attributable to MillerCoors	$376.5	$348.8	$1,112.9	$1,033.4

(1)	Economic ownership of MillerCoors is 58% held by SABMiller and 42% held by Molson Coors. See Table 6 for a reconciliation from Net Income Attributable to MillerCoors to Molson Coors Equity Income in MillerCoors, and to U.S. Segment Underlying Pretax Income (Non-GAAP).
(2)	Includes contract brewing and company-owned-distributor sales, which are excluded from our worldwide beer volume calculation.

Molson Coors Brewing Company and Subsidiaries Table 15: Condensed Consolidated Balance Sheets ($ In millions, except par value) (Unaudited)

	As of
	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$722.1	$442.3
Accounts receivable, net	578.3	603.6
Other receivables, net	115.7	124.4
Inventories:
Finished	188.7	133.2
In process	22.1	23.3
Raw materials	38.3	36.9
Packaging materials	12.1	11.9
Total inventories	261.2	205.3
Other current assets, net	109.2	111.7
Deferred tax assets	25.4	50.4
Total current assets	1,811.9	1,537.7
Properties, net	1,850.2	1,970.1
Goodwill	2,294.1	2,418.7
Other intangibles, net	6,025.9	6,825.1
Investment in MillerCoors	2,580.1	2,506.5
Deferred tax assets	17.7	38.3
Notes receivable, net	23.2	23.6
Other assets	230.3	260.1
Total assets	$14,833.4	$15,580.1
Liabilities and equity
Current liabilities:
Accounts payable and other current liabilities	$1,366.4	$1,429.6
Deferred tax liabilities	138.1	138.1
Current portion of long-term debt and short-term borrowings	1,108.7	586.9
Discontinued operations	6.6	6.8
Total current liabilities	2,619.8	2,161.4
Long-term debt	2,345.8	3,213.0
Pension and post-retirement benefits	417.0	462.6
Deferred tax liabilities	902.5	911.4
Unrecognized tax benefits	52.1	107.1
Other liabilities	57.1	77.2
Discontinued operations	16.7	17.3
Total liabilities	6,411.0	6,950.0
Molson Coors Brewing Company stockholders' equity
Capital stock:
Preferred stock, no par value (authorized: 25.0 shares; none issued)	—	—
Class A common stock, $0.01 par value per share (authorized: 500.0 shares; issued and outstanding: 2.6 shares and 2.6 shares, respectively)	—	—
Class B common stock, $0.01 par value per share (authorized: 500.0 shares; issued: 169.2 shares and 167.2 shares, respectively)	1.7	1.7
Class A exchangeable shares, no par value (issued and outstanding: 2.9 shares and 2.9 shares, respectively)	108.5	108.5
Class B exchangeable shares, no par value (issued and outstanding: 18.2 shares and 19.0 shares, respectively)	683.5	714.1
Paid-in capital	3,836.7	3,747.6
Retained earnings	4,414.3	4,199.5
Accumulated other comprehensive income (loss)	(325.6)	154.9
Class B common stock held in treasury at cost (7.5 shares and 7.5 shares, respectively)	(321.1)	(321.1)
Total Molson Coors Brewing Company stockholders' equity	8,398.0	8,605.2
Noncontrolling interests	24.4	24.9
Total equity	8,422.4	8,630.1
Total liabilities and equity	$14,833.4	$15,580.1

Molson Coors Brewing Company and Subsidiaries Table 16: Condensed Consolidated Statements of Cash Flows ($ In millions) (Unaudited)

	Nine Months Ended
	September 30, 2014	September 28, 2013
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$423.4	$434.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	233.0	238.1
Amortization of debt issuance costs and discounts	5.6	18.6
Share-based compensation	18.0	18.6
Loss (gain) on sale or impairment of properties and other assets, net	372.0	157.8
Deferred income taxes	(19.0)	21.9
Equity income in MillerCoors	(471.8)	(438.3)
Distributions from MillerCoors	471.8	438.3
Equity in net income of other unconsolidated affiliates	(3.0)	(13.3)
Distributions from other unconsolidated affiliates	15.4	13.0
Excess tax benefits from share-based compensation	(6.6)	(6.0)
Unrealized (gain) loss on foreign currency fluctuations and derivative instruments, net	(10.2)	16.4
Change in current assets and liabilities and other	29.4	131.7
(Gain) loss from discontinued operations	0.4	(1.7)
Net cash provided by operating activities	1,058.4	1,030.0
Cash flows from investing activities:
Additions to properties	(195.8)	(218.2)
Proceeds from sales of properties and other assets	6.0	7.5
Proceeds from sale of business	—	2.0
Investment in MillerCoors	(1,100.4)	(924.0)
Return of capital from MillerCoors	1,053.9	822.4
Investment in and advances to an unconsolidated affiliate	—	(2.4)
Return of capital from an unconsolidated affiliate	5.9	—
Loan repayments	7.1	7.5
Loan advances	(14.6)	(5.4)
Net cash used in investing activities	(237.9)	(310.6)
Cash flows from financing activities:
Exercise of stock options under equity compensation plans	38.5	74.9
Excess tax benefits from share-based compensation	6.6	6.0
Dividends paid	(205.1)	(175.7)
Dividends paid to noncontrolling interests holders	(2.4)	(1.2)
Payments for purchase of noncontrolling interest	(0.7)	(0.2)
Debt issuance costs	(1.8)	(0.3)
Payments on long-term debt and capital lease obligations	(62.9)	(1,316.5)
Proceeds from short-term borrowings	35.5	19.3
Payments on short-term borrowings	(23.3)	(15.1)
Proceeds from settlement of derivative instruments	—	2.6
Payments on settlement of derivative instruments	(65.2)	(66.2)
Net proceeds from (payments on) revolving credit facilities and commercial paper	(350.5)	548.4
Change in overdraft balances and other	118.1	(0.8)
Net cash used in financing activities	(513.2)	(924.8)
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	307.3	(205.4)
Effect of foreign exchange rate changes on cash and cash equivalents	(27.5)	(11.7)
Balance at beginning of year	442.3	624.0
Balance at end of period	$722.1	$406.9

CONTACT:
Molson Coors
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Colin Wheeler, 303-927-2443
or
Investor Relations
Dave Dunnewald, 303-927-2334